EXHIBIT 11



                         CANDIE'S, INC. AND SUBSIDIARIES
                       COMPUTATIONS OF EARNINGS PER SHARE
                        (MODIFIED TREASURY STOCK METHOD)



                                                      For the Three Months
                                                        Ended October 31,
                                                     1996                1995
                                                     ----                ----

TOTAL EPS INCOME                                   $(167,928)           $705,642
                                                  ==========         ===========
Weighted average number of                         9,117,938          14,452,746
                                                  ==========         ===========
shares outstanding
NET INCOME PER SHARE                                   $(.02)               $.07
                                                  ==========         ===========


For 1996 no additional income (earnings from investing the excess proceeds upon the exercise of common stock equivalents) nor common stock equivalents were included in the calculation of net income per common share. The results would have been antidilutive. For 1995 $306,000 additional income (earnings from investing the excess proceeds upon the exercise of common stock equivalents) and 5,900,000 common stock equivalents were included in the calculation of net income per common share.


                                                      For the Nine Months
                                                        Ended October 31,

                                                      1996               1995
                                                     ----                ----

 TOTAL EPS INCOME                                   $(151,727)        $1,181,568
                                                 ============         ==========

Weighted average number of                          8,877,444          8,542,944
                                                 ============         ==========
shares outstanding

NET INCOME PER SHARE                                    $(.02)              $.14
                                                 ============         ==========


No additional income (earnings from investing the excess proceeds upon the exercise of common stock equivalents) nor common stock equivalents were included in the calculation of net income per common share. The results would have been antidilutive.


                                       20